EXHIBIT 4.04


                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of October 9, 1997

                                  by and among

                       HYPERION TELECOMMUNICATIONS, INC.,


                                       and



                            BEAR, STEARNS & CO. INC.







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                      This Registration Rights Agreement (this "Agreement") is
made and entered into as of October 9, 1997, by and between Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. (the "Initial Purchaser"), who has agreed to purchase $200,000,000 in aggregate liquidation preference of the Company's 127/8% Senior Exchangeable Redeemable Preferred Stock due 2007, pursuant to the Purchase Agreement (as defined below). Pursuant to the terms of the Certificate of Designations (as defined below), the Preferred Stock is exchangeable under certain circumstances for the Company's 127/8% Senior Subordinated Debentures due 2007.

                      This Agreement is made pursuant to the Purchase Agreement dated as of October 1, 1997 (the "Purchase Agreement"), by and among the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Preferred Stock, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement.

           The parties hereby agree as follows:

SECTION 1.                 DEFINITIONS

           As used in this Agreement, the following capitalized terms shall have the following meanings:

           Act:  The Securities Act of 1933, as amended.

           Broker-Dealer:  Any broker or dealer registered under the Exchange
Act.

           Broker-Dealer Transfer Restricted Securities: Preferred Stock that is acquired by a Broker-Dealer in the Exchange Offer in exchange for Preferred Stock that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Preferred Stock acquired by such Broker-Dealer directly from the Company or any of its affiliates).

           Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

           Certificate of Designations: The Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 127/8% Senior Exchangeable Redeemable Preferred Stock of the Company dated as of October [8], 1997.

           Certificated Securities:              As defined in the Certificate
of Designations.

           Closing Date:  The date hereof.

           Commission:  The Securities and Exchange Commission.

           Company: Hyperion Telecommunications, Inc.

           Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Preferred Stock, or if the Preferred Stock has been exchanged for the Exchange Debentures, the New Exchange Debentures to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer



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open for a period not less than the minimum period required pursuant to Section
3(b) hereof and (c) the delivery by the Company to the Transfer Agent of shares of New Preferred Stock with the same aggregate Liquidation Preference as the aggregate Liquidation Preference of the shares of Preferred Stock that were tendered by Holders thereof pursuant to the Exchange Offer, or, if the Preferred Stock has been exchanged for Exchange Debentures, the delivery by the Company to the Trustee of New Exchange Debentures in the same aggregate principal amount as the aggregate principal amount of Exchange Debentures tendered by Holders thereof pursuant to the Exchange Offer.

           Damages Payment Date: Each Dividend Payment Date or Interest Payment Date, as the case may be.

           Debentures:          The Exchange Debentures and the New Exchange
Debentures.

           Dividend Payment Date:  As defined in the Certificate of
Designations.

           Effectiveness Target Date:  As defined in Section 5 hereof.

           Exchange Act:  The Securities Exchange Act of 1934, as amended.

           Exchange Debentures: The Company's 127/8% Senior Subordinated Debentures due 2007, including, without limitation, all such debentures issued in lieu of payment of cash interest thereon.

           Exchange Offer: The registration by the Company under the Act of the New Preferred Stock or, if the Preferred Stock has been exchanged for Exchange Debentures, the New Exchange Debentures pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for New Preferred Stock with the same aggregate Liquidation Preference as the Preferred Stock tendered in such exchange by such Holders, or New Exchange Debentures in an aggregate principal amount equal to the aggregate principal amount of the Exchange Debentures tendered in such exchange offer by such Holders, as the case may be.

           Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

           Exchangeable Preferred Stock: The Preferred Stock and the New Preferred Stock.

           Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Preferred Stock to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain non-U.S. persons outside the United States in reliance upon Regulation S under the Act.

           Global Security Holder:  As defined in the Certificate of
Designations.

           Holder:  As defined in Section 2 hereof.

           Indemnified Holder:  As defined in Section 8(a) hereof.

           Indenture: The Indenture, to be entered into by the Company and the Trustee upon the exchange of the Exchangeable Preferred Stock for Debentures in accordance with the Certificate of Designations, Debentures are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.



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           Interest Payment Date:  As defined in the Indenture and the Exchange
Debentures.

           Liquidation Preference: As defined in the Certificate of Designations.

           NASD:  National Association of Securities Dealers, Inc.

           New Exchange Debentures: The Company's 127/8% Series B Senior Subordinated Debentures due 2007 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Exchange Debentures covered by a Shelf Registration Statement, in exchange for such Exchange Debentures, including, without limitation, all such debentures issued in lieu of payment of cash interest thereon.

           New Preferred Stock: The Company's 127/8% Series B Exchangeable Redeemable Preferred Stock due 2007 to be issued pursuant to the Certificate of Designations (i) in the Exchange Offer or (ii) upon the request of any Holder of Preferred Stock covered by a Shelf Registration Statement, in exchange for such Preferred Stock, including without limitation, all such Preferred Stock issued in lieu of payment of cash thereon.

           Offering Memorandum: The final offering memorandum, dated October 1, 1997, relating to the Company and the Preferred Stock.

           Person: An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

           Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

           Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Preferred Stock or Exchange Debentures on the record date with respect to the Interest Payment Date or Dividend Payment Date, as applicable, on which such Damages Payment Date shall occur.

           Registration Default:  As defined in Section 5 hereof.

           Registration Statement: Any registration statement of the Company relating to (a) an offering of New Preferred Stock or New Exchange Debentures pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case
(i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

           Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

           Shelf Registration Statement:  As defined in Section 4 hereof.

           TIA:  The Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date of the Indenture.




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           Transfer Restricted Securities: Each share of Exchangeable Preferred
Stock or each Debenture until the earliest to occur of (a) the date on which such share of Exchangeable Preferred Stock or Debenture is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such share of Exchangeable Preferred Stock or Debenture has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such share of Exchangeable Preferred Stock or Debenture is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such share of Exchangeable Preferred Stock or Debenture is distributed to the public pursuant to Rule 144 under the Act.

           Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.                 HOLDERS

           A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.


SECTION 3.                 REGISTERED EXCHANGE OFFER

           (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 30 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Preferred Stock or the New Exchange Debentures, as the case may be, to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Preferred Stock or the New Exchange Debentures, as the case may be, to be offered in exchange for the Preferred Stock or the Exchange Debentures, as the case may be, that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

           (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchangeable Preferred Stock and the Debentures shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.



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           (c) The Company shall include a "Plan of Distribution" section in the
Prospectus contained in the Exchange Offer Registration Statement and indicate therein that (i) any Restricted Broker-Dealer who holds Preferred Stock or Exchange Debentures that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted
Securities acquired directly from the Company or any Affiliate of the Company) may exchange such Preferred Stock or Exchange Debentures pursuant to the Exchange Offer and (ii) such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each share of New Preferred Stock or New Exchange Debenture received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Exchangeable Preferred Stock or Debentures held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

           The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated.

           The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such one-year period in order to facilitate such sales.


SECTION 4.                 SHELF REGISTRATION

           (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the New Preferred Stock or the New Exchange Debentures because the Exchange Offer is not permitted by applicable law (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Preferred Stock or New Exchange Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Preferred Stock or Exchange Debentures acquired directly from the Company or one of its affiliates, then the Company shall:

           (x) cause to be filed on or prior to 30 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 30 days after the date on which the Company receives the notice specified in clause (ii) above, whichever is earlier, a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration



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      Statement")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

           (y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 60 days after the date on which the Company becomes obligated to file such Shelf Registration Statement.

           The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and
(c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act; provided that in the event such applicable policies, rules and regulations of the Commission are amended to provide for a period of less than two years, then such period shall be deemed to be in effect for purposes of this Section 4(a).

           (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 5.                 LIQUIDATED DAMAGES

           If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company hereby agrees to pay liquidated damages, in cash, to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, at a rate of 0.5% per annum, determined daily, on the liquidation preference or the principal amount of the Transfer Restricted Securities, as applicable, as of the immediately preceding Dividend Payment Date, in the case of Preferred Stock, and Interest Payment Date, in the case of the Debentures. Such dividend rate or interest rate, as the case may be, will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period up to a maximum aggregate increase of 1.0% per annum until all Registration Defaults have been cured, at which time the dividend



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rate or interest rate, as the case may be, borne by the Transfer Restricted
Securities will be reduced to the original dividend rate or interest rate, as the case may be. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) in the case of clause (ii) above,
(3) upon Consummation of the Exchange Offer in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

           All accrued liquidated damages shall be paid by the Company on each Damages Payment Date to the Global Security Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by mailing checks to their registered addresses, as provided in the Indenture. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


SECTION 6.                 REGISTRATION PROCEDURES

           (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of
Section 6(c) below, shall use its best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer such that, in the reasonable opinion of counsel to the Company, there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Preferred Stock or Exchange Debentures, as the case may be. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

                (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Preferred Stock or the New Exchange Debentures, as the case may be, to



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      be issued in the Exchange Offer and (C) it is acquiring such New Preferred
      Stock or the New Exchange Debentures in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to Section 6(a) (i) and
      (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Preferred Stock or New Exchange Debentures, as the case may be, obtained by such Holder in exchange for Preferred Stock, or Exchange Debentures, as the case may be, acquired by such Holder directly from the Company or an affiliate thereof.

                (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), K-III Communications Corporation (available May 14, 1993), and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Preferred Stock or the New Exchange Debentures, as the case may be, to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Preferred Stock or New Exchange Debentures in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Preferred Stock or New Exchange Debentures received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to
      Section 6(a)(i).

           (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company shall prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

           (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

                (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or



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      the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) promptly advise selling Holders and the underwriter(s), if any, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (iv) furnish to the Initial Purchaser(s), each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents shall be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including, without limitation, all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such

      Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                (vi) subject to the entry of appropriate confidentiality agreements, make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including, without limitation, all exhibits incorporated therein by reference);

                (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including, without limitation, each preliminary prospectus) and each amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                (x) enter into such agreements (including, without limitation, an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                (A) furnish (or in the case of paragraphs (2) and (3) below, use its best efforts to furnish) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                      (1) a certificate, dated the date of Consummation of the
                Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company by (x) the President and (y) the Secretary, any Vice President or any Assistant Secretary of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a),
                (b), (c) and (d) of Section 8 of the Purchase Agreement and such other similar matters as the Holders, underwriter(s) and/or Restricted Broker Dealers may reasonably request;

                      (2) an opinion, dated the date of Consummation of the
                Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in paragraphs (f) and (g) of Section 8 of the Purchase Agreement and such other matter as the Holders, underwriters and/or Restricted Broker Dealers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                      (3) a customary comfort letter, dated as of the date of
                effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(j) of the Purchase Agreement.

                (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

           The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in
      (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, the selling Holders and each Restricted Broker-Dealer promptly and if requested by such Persons, shall confirm such advice in writing;

                (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                (xii) issue, upon the request of any Holder of Preferred Stock or Exchange Debentures, as the case may be, covered by any Shelf Registration Statement contemplated by this Agreement, New Preferred Stock or New Exchange Debentures, as the case may be, having an aggregate Liquidation Preference or an aggregate principal amount, as the case may be equal to the aggregate Liquidation Preference of Preferred Stock or the aggregate principal amount of Exchange Debentures surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Preferred Stock or New Exchange Debentures to be registered in the name of such Holder or in the name of the purchaser(s) of such Preferred Stock or such Exchange Debentures, as the case may be; in return, the Preferred Stock or Exchange Debentures, as the case may be, held by such Holder shall be surrendered to the Company for cancellation;

                (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                (xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                (xv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus does not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including, without limitation, any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                (xviii) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                (xix) if Debentures are being included in a Registration Statement, cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15(d) of the Exchange Act.

           (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder shall forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.


SECTION 7.                 REGISTRATION EXPENSES

           (a) All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including, without limitation, with respect to filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Preferred Stock or the New Exchange Debentures to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchangeable Preferred Stock or Debentures, as the case may be, on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

           The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

           (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.


SECTION 8.                 INDEMNIFICATION

           (a) The Company and its Subsidiaries agree, jointly and severally, to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any of the persons referred to in this clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder") to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and its Subsidiaries shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein.

           (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and its Subsidiaries and any of their respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and its Subsidiaries to each of the indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its Subsidiaries or any of their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and its Subsidiaries and the Company, such Subsidiaries, such directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon its sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

           (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought; provided that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are difference from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.

           (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including, without limitation, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Holder, who may also be liable for contribution, including, without limitation, persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange
Act) to which the Company and one or more of the Holders may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Holder or its related indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(c) are several in proportion to the respective Liquidation Preference or principal amount of Exchangeable Preferred Stock or Debentures held by each of the Holders hereunder and not joint.

           For purposes of this Section 8(d), (A) each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8(d). Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.



SECTION 9.                      RULE 144A

           The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.                     UNDERWRITTEN REGISTRATIONS

           No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.


SECTION 11.                     SELECTION OF UNDERWRITERS

           For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering. Such investment bankers and managers are referred to herein as the "underwriters."


SECTION 12.                     MISCELLANEOUS

           (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

           (b) No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person other than pursuant to (i) the MCI Preferred Provider Agreement (as defined in the Offering Memorandum), (ii) that certain Equity and Contribution Agreement between the Company and Lenfest Telephony, dated August 4, 1997, (iii) Class B Warrants, (iv) 12 1/4 Senior Secured Notes due 2004, (v) 13% Senior Discount Notes due 2003 and (vi) as set forth in the Offering Memorandum. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

           (c) Adjustments Affecting the Exchangeable Preferred Stock or Debentures. The Company shall not take any action, or voluntarily permit any change to occur, with respect to the Preferred Stock or Debentures that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

           (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

           (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                (ii)  if to the Company:

                      Hyperion Telecommunications, Inc.
                      Main at Water Street
                      P.O. Box 472
                      Coudersport, Pennsylvania  16915
                      Attention:  Daniel R. Milliard




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                      With a copy to:

                      Buchanan Ingersoll
                      One Oxford Centre
                      301 Grant Street
                      20th Floor
                      Pittsburgh, PA  15219-1410
                      Attention:  Carl E. Rothenberger, Jr.

           All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

           Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

           (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

           (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

           (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

           (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.




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           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              HYPERION TELECOMMUNICATIONS, INC.


                               By: /s/ James P. Rigas
                               Name: James P. Rigas
                               Title: Vice Chairman and Chief Executive Officer



BEAR, STEARNS & CO. INC.


By:        /s/ John Andrew Bugas
      Name: John Andrew Bugas
      Title: Senior Managing Director





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